UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2010 (June 24, 2010)

Rex Energy Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33610	20-8814402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

476 Rolling Ridge Drive, Suite 300

State College, Pennsylvania 16801

(Address of Principal Executive Office and Zip Code)

(814) 278-7267

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 24, 2010, Rex Energy Corporation (the “Company”) held its 2010 Annual Meeting of Stockholders (the “2010 Annual Meeting”) at 1:00 p.m. at The Ramada Conference Center State College located at 1450 South Atherton Street in State College, Pennsylvania. As of April 27, 2010, the record date for the 2010 Annual Meeting, there were 44,000,710 shares of common stock issued and outstanding. A quorum of common stockholders, present in person or by proxy, representing 40,381,341 shares of common stock was present at the 2010 Annual Meeting. The final voting results of the 2010 Annual Meeting are set forth below.

Proposal One - Election of Directors

The Company’s common stockholders elected each of the Company’s six nominees for director to serve a term of one year to expire at the Company’s 2011 Annual Meeting of Stockholders or until their respective successors as duly elected and qualified, as set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes
Lance T. Shaner	33,958,020	2,020,643	4,402,678
Benjamin W. Hulburt	35,292,622	686,041	4,402,678
Daniel J. Churay	34,164,002	1,814,661	4,402,678
John A. Lombardi	34,178,403	1,800,260	4,402,678
John W. Higbee	30,029,739	5,948,924	4,402,678
Eric L. Mattson	35,281,291	697,372	4,402,678

Proposal Two – Ratification of the Appointment of Independent Registered Public Accounting Firm

The Company’s common stockholders ratified the selection of Malin, Bergquist & Company, LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2010, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
40,272,802	81,084	27,455	0

The above proposals submitted to a vote of security holders at the 2010 Annual Meeting are described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 30, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REX ENERGY CORPORATION

By:	/s/ BENJAMIN W. HULBURT
Benjamin W. Hulburt
President and Chief Executive Officer

Date: June 28, 2010

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